JPMorgan Chase Financial Company LLC	March 2020 Pricing Supplement Registration Statement Nos. 333-222672 and 333-222672-01 Dated March 12, 2020 Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. and International Equities

Enhanced Jump Securities with Auto-Callable Feature due March 17, 2025

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The Enhanced Jump Securities with Auto-Callable Feature, which we refer to as the securities, do not guarantee the repayment of principal and do not provide for the regular payment of interest. The securities will be automatically redeemed if the closing level of each of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index on any of the determination dates (other than the final determination date) is greater than or equal to its strike index value, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of approximately 14.00% per annum (or 14.00% for the first determination date and increasing by 3.50% for each subsequent determination date), as described below. At maturity, if the securities have not previously been automatically redeemed and the final index value of each underlying index is greater than or equal to 80% of its strike index value, which we refer to as its maturity redemption threshold level, the payment at maturity due on the securities will correspond to a return of approximately 14.00% per annum. If the securities have not been automatically redeemed prior to maturity and the final index value of any underlying index is less than its maturity redemption threshold level, but the final index value of each underlying index is greater than or equal to 60% of its strike index value, which we refer to as its downside threshold level, the payment at maturity due on the securities will be the stated principal amount. If, however, the securities have not been automatically redeemed prior to maturity and the final index value of any underlying index is less than its downside threshold level, investors will be fully exposed to the decline in the worst performing of the underlying indices, as compared to its strike index value, on a 1-to-1 basis and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors could lose their entire initial investment in the securities. These securities are for investors who are willing to risk their principal and forgo current income in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount, if each of the underlying indices closes at or above its strike index value on a determination date (other than the final determination date) or at or above its maturity redemption threshold level on the final determination date. Because all payments on the securities are based on the worst performing on the underlying indices, a decline of any underlying index below its downside threshold will result in a significant loss of your initial investment, even if the other underlying indices appreciate or have not declined as much. Investors will not participate in any appreciation of any underlying index. The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

FINAL TERMS
Issuer:	JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Underlying indices:	Russell 2000® Index (the “RTY Index”), S&P 500® Index (the “SPX Index”) and EURO STOXX 50® Index (the “SX5E Index”) (each, an “underlying index”)
Aggregate principal amount:	$7,500,000
Automatic early redemption:	If, on any of the determination dates (other than the final determination date), the closing level of each underlying index is greater than or equal to its strike index value, the securities will be automatically redeemed for a cash payment equal to the early redemption payment payable on the applicable redemption date.
Early redemption payment:	The early redemption payment will be an amount equal to the stated principal amount plus an amount in cash per stated principal amount corresponding to a return of approximately 14.00% per annum (or 14.00% for the first determination date and increasing by 3.50% for each subsequent determination date), as follows:

•          1st determination date: $1,140.00

•          2nd determination date: $1,175.00

•          3rd determination date: $1,210.00

•          4th determination date: $1,245.50

•          5th determination date: $1,280.00

•          6th determination date: $1,315.50

•          7th determination date: $1,350.00

•          8th determination date: $1,385.00

•          9th determination date: $1,420.00

•          10th determination date: $1,455.00

•          11th determination date: $1,490.00

•          12th determination date: $1,525.00

•          13th determination date: $1,560.00

•          14th determination date: $1,595.00

•          15th determination date: $1,630.00

•          16th determination date: $1,665.00

No further payments will be made on the securities once they have been redeemed.
Payment at maturity:	If the securities have not previously been automatically redeemed, you will receive at maturity a cash payment as follows:
	• If the final index value of each underlying index is greater than or equal to its maturity redemption threshold level:	the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of approximately 14.00% per annum, or $1,700.00.
	• If the final index value of any underlying index is less than its maturity redemption threshold level, but the final index value of each underlying index is greater than or equal to its downside threshold level:	the stated principal amount
• If the final index value of any underlying index is less than its downside threshold level:

(i) the stated principal amount multiplied by (ii) the index performance factor of the worst performing underlying index

Under these circumstances, the payment at maturity will be less than 60% of the stated principal amount and could be zero.

Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Strike date:	March 11, 2020
Pricing date:	March 12, 2020
Original issue date (settlement date):	March 17, 2020
Maturity date:	March 17, 2025, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Terms continued on the following page
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$1,000.00	$3.50(2)	$994.00
$2.50(3)
Total	$7,500,000.00	$45,000.00	$7,455,000.00

(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $3.50 per $1,000 stated principal amount security it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $2.50 for each $1,000 stated principal amount security

The estimated value of the securities on the pricing date was $948.10 per $1,000 stated principal amount security. See “Additional Information about the Securities — The estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page PS-10 of the accompanying product supplement, “Risk Factors” beginning on page US-1 of the accompanying underlying supplement and “Risk Factors” beginning on page 10 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. MS-1-I dated April 5, 2018: http://www.sec.gov/Archives/edgar/data/19617/000095010318004523/dp87526_424b2-ms1i.pdf

Underlying supplement no. 1-I dated April 5, 2018: http://www.sec.gov/Archives/edgar/data/19617/000095010318004514/crt_dp87766-424b2.pdf

Prospectus supplement and prospectus, each dated April 5, 2018: http://www.sec.gov/Archives/edgar/data/19617/000095010318004508/dp87767_424b2-ps.pdf

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due March 17, 2025

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Terms continued from previous page:

Maturity redemption threshold level:

With respect to the RTY Index: 1,011.4368, which is equal to 80% of its strike index value

With respect to the SPX Index: 2,193.104, which is equal to 80% of its strike index value

With respect to the SX5E Index: 2,036.184, which is equal to 80% of its strike index value

Downside threshold level:

With respect to the RTY Index: 758.5776, which is equal to 60% of its strike index value

With respect to the SPX Index: 1,644.828, which is equal to 60% of its strike index value

With respect to the SX5E Index: 1,527.138, which is equal to 60% of its strike index value

Strike index value:

With respect to the RTY Index: 1,264.296, which is its closing level on the strike date

With respect to the SPX Index: 2,741.38, which is its closing level on the strike date

With respect to the SX5E Index: 2,545.23, which is its closing level on the pricing date. The strike index value of the SX5E Index is not the closing level of the SX5E Index on the strike date.

Final index value:	With respect to each underlying index, the closing level of that underlying index on the final determination date
Worst performing underlying index:	The underlying index with the worst index performance factor
Index performance factor:	With respect to each underlying index, the final index value divided by the strike index value
Determination dates:	March 19, 2021, June 14, 2021, September 13, 2021, December 13, 2021, March 14, 2022, June 13, 2022, September 12, 2022, December 12, 2022, March 13, 2023, June 12, 2023, September 12, 2023, December 12, 2023, March 12, 2024, June 12, 2024, September 12, 2024, December 12, 2024 and March 12, 2025, subject to postponement for non-trading days and certain market disruption events
Redemption dates:	March 22, 2021, June 17, 2021, September 16, 2021, December 16, 2021, March 17, 2022, June 16, 2022, September 15, 2022, December 15, 2022, March 16, 2023, June 15, 2023, September 15, 2023, December 15, 2023, March 15, 2024, June 17, 2024, September 17, 2024, December 17, 2024 and the maturity date, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
CUSIP/ISIN:	48132KKE4 / US48132KKE46
Listing:	The securities will not be listed on any securities exchange.

March 2020	Page 2

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due March 17, 2025

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Investment Summary

The Enhanced Jump Securities with Auto-Callable Feature due March 17, 2025 Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index, which we refer to as the securities, provide an opportunity for investors to earn an early redemption payment, which is an amount that will increase over the term of the securities and that will correspond to a return of approximately 14.00% per annum (or 14.00% for the first determination date and increasing by 3.50% for each subsequent determination date) of the stated principal amount per security. If the closing level of each underlying index is greater than or equal to its strike index value on any determination date (other than the final determination date), the securities will be automatically redeemed for a payment equal to the early redemption payment payable on the applicable redemption date.

If the securities have not been automatically redeemed prior to maturity and if the final index value of each underlying index is greater than or equal to its 80% of its strike index value, which we refer to as its maturity redemption threshold level, the payment at maturity due on the securities will be the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of approximately 14.00% per annum, or $1,700.00. If the securities have not been automatically redeemed prior to maturity and the final index value of any underlying index is less than its maturity redemption threshold level, but the final index value of each underlying index is greater than or equal to 60% of its strike index value, which we refer to as its downside threshold level, the payment at maturity due on the securities will be the stated principal amount. However, if the securities have not been automatically redeemed prior to maturity and the final index value of any underlying index is less than its downside threshold level, investors will be fully exposed to the decline in the worst performing underlying index, as compared to its strike index value, on a 1-to-1 basis and will receive a payment at maturity that is less than the stated principal amount of the securities and could be zero. Under these circumstances, the payment at maturity will be (i) the stated principal amount multiplied by (ii) the index performance factor of the worst performing underlying index, which will be less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. In addition, investors will not participate in any appreciation of the underlying indices.

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, each underlying index is an “Index.”

March 2020	Page 3

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due March 17, 2025

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. The securities offer investors an opportunity to earn an early redemption payment, which is an amount that will increase over the term of the securities and that will correspond to a return of approximately 14.00% per annum (or 14.00% for the first determination date and increasing by 3.50% for each subsequent determination date) of the stated principal amount per security if the closing level of each underlying index is greater than or equal to its strike index value on any of the determination dates (other than the final determination date). If the securities have not been automatically redeemed prior to maturity and if the final index value of each underlying index is greater than 80% of its strike index value, which we refer to as its maturity redemption threshold level, the payment at maturity due on the securities will be the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of approximately 14.00% per annum, or $1,700.00. If the securities have not been automatically redeemed prior to maturity and the final index value of any underlying index is less than its maturity redemption threshold level, but the final index value of each underlying index is greater than or equal to 60% of its strike index value, which we refer to as its downside threshold level, the payment at maturity due on the securities will be the stated principal amount. However, if the securities have not been automatically redeemed prior to maturity and the final index value of any underlying index is less than its downside threshold level, investors will be fully exposed to the decline in the worst performing underlying index, as compared to its strike index value, on a 1-to-1 basis and will receive a payment at maturity that is less than the stated principal amount of the securities and could be zero.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed and the payment at maturity may be less than the stated principal amount of the securities and may be zero.

Scenario 1

On any of the determination dates (other than the final determination date), the closing level of each underlying index is greater than or equal to its strike index value.

▪    The securities will be automatically redeemed for the stated principal amount plus an amount in cash per stated principal amount corresponding to a return of approximately 14.00% per annum (or 14.00% for the first determination date and increasing by 3.50% for each subsequent determination date). No further payments will be made on the securities once they have been redeemed.

▪    Investors will not participate in any appreciation of any underlying index from its strike index value.

Scenario 2

The securities have not been previously automatically redeemed and the final index value of each underlying index is greater than or equal to its maturity redemption threshold level.

▪    The payment due at maturity will be the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of approximately 14.00% per annum, or $1,700.00.

▪    Investors will not participate in any appreciation of any underlying index from its strike index value.

Scenario 3

The securities have not been previously automatically redeemed and the final index value of any underlying index is less than its maturity redemption threshold level, but the final index value of each underlying index is greater than or equal to its downside threshold level.

▪    The payment due at maturity will be the stated principal amount.

Scenario 4

The securities have not been previously automatically redeemed and the final index value of any underlying index is less than its downside threshold level.

▪    The payment due at maturity will be (i) the stated principal amount multiplied by (ii) the index performance factor of the worst performing underlying index.

▪    Investors will lose more than 40% and possibly all of their principal in this scenario.

March 2020	Page 4

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due March 17, 2025

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing levels of the underlying indices and (2) the final index values of the underlying indices.

Diagram #1: Determination Dates (Other Than the Final Determination Date)

Diagram #2: Payment at Maturity

For more information about the payment at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 6.

March 2020	Page 5

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due March 17, 2025

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether you receive an early redemption payment or the maturity redemption payment, as applicable, will be determined on each determination date. The hypothetical strike index value of each underlying index of 100.00 has been chosen for illustrative purposes only and does not represent the actual strike index value of any underlying index. The actual strike index value of each underlying index is the closing level of that underlying index on the strike date (except that the actual strike index value of the SX5E Index is the closing level of the SX5E Index on the pricing date) and is specified on the cover of this pricing supplement. For historical data regarding the actual closing levels of each underlying index, please see the historical information set forth under “Russell 2000® Index Overview,” “S&P 500® Index Overview” and “EURO STOXX 50® Index Overview,” as applicable, in this pricing supplement. The actual maturity redemption threshold level and downside threshold level of each underlying index are specified on the cover of this pricing supplement. Any payment on the securities is subject to our and JPMorgan Chase & Co.’s credit risks. The numbers in the hypothetical examples may be rounded for ease of analysis. The below examples are based on the following terms:

Stated principal amount:	$1,000 per security
Hypothetical strike index value:	With respect to the RTY Index: 100.00 With respect to the SPX Index: 100.00 With respect to the SX5E Index: 100.00
Hypothetical maturity redemption threshold level:

With respect to the RTY Index: 80.00, which is 80% of its hypothetical strike index value

With respect to the SPX Index: 80.00, which is 80% of its hypothetical strike index value

With respect to the SX5E Index: 80.00, which is 80% of its hypothetical strike index value

Hypothetical downside threshold level:

With respect to the RTY Index: 60.00, which is 60% of its hypothetical strike index value

With respect to the SPX Index: 60.00, which is 60% of its hypothetical strike index value

With respect to the SX5E Index: 60.00, which is 60% of its hypothetical strike index value

Early redemption payment:	An amount in cash per stated principal amount that increases over the term of the securities, corresponding to a return of approximately 14.00% per annum, as follows:

•     1st determination date: $1,140.00

•     2nd determination date: $1,175.00

•     3rd determination date: $1,210.00

•     4th determination date: $1,245.50

•     5th determination date: $1,280.00

•     6th determination date: $1,315.50

•     7th determination date: $1,350.00

•     8th determination date: $1,385.00

•     9th determination date: $1,420.00

•     10th determination date: $1,455.00

•     11th determination date: $1,490.00

•     12th determination date: $1,525.00

•     13th determination date: $1,560.00

•     14th determination date: $1,595.00

•     15th determination date: $1,630.00

•     16th determination date: $1,665.00

Maturity redemption payment:	$1,700.00

In Examples 1 and 2, the closing level of each underlying index fluctuates over the term of the securities and the closing level of each underlying index is greater than or equal to its strike index value on one of the determination dates (other than the final determination date). Because the closing level of each underlying index is greater than or equal to its strike index value on one of the determination dates (other than the final determination date), the securities are automatically redeemed following the relevant determination date. In Examples 3, 4 and 5, the closing level of each underlying index on the determination dates (other than the final determination date) is less than its strike index value, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

March 2020	Page 6

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due March 17, 2025

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

How to calculate the payment upon automatic redemption or at maturity:

Example 1 — the securities are redeemed following the first determination date

Date	RTY Index Closing Level	SPX Index Closing Level	SX5E Index Closing Level	Payment (per Security)
1st Determination Date	105 (at or above strike index value)	100 (at or above strike index value)	110 (at or above strike index value)	$1,140.00
2nd Determination Date	—	—	—	—
3rd through 16th Determination Dates	—	—	—	—
Final Determination Date	—	—	—	—

The securities are automatically redeemed following the first determination date as the closing level of each underlying index on the first determination date is at or above its strike index value. Following the first determination date, you will receive the early redemption payment with respect to the first determination date.

In this example, the early redemption feature limits the term of your investment to approximately one year and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, no further payments will be made on the securities. The total payment on the securities will be $1,140.00 per security.

Example 2 — the securities are redeemed following the third determination date

Date	RTY Index Closing Level	SPX Index Closing Level	SX5E Index Closing Level	Payment (per Security)
1st Determination Date	95 (below strike index value)	105 (at or above strike index value)	85 (below strike index value)	—
2nd Determination Date	110 (at or above strike index value)	115 (at or above strike index value)	95 (below strike index value)	—
3rd Determination Date	125 (at or above strike index value)	125 (at or above strike index value)	125 (at or above strike index value)	$1,210.00
4th through 16th Determination Dates	—	—	—	—
Final Determination Date	—	—	—	—

The securities are automatically redeemed following the third determination date. In this example, the securities are redeemed early following the third determination date as this is the first determination date on which the closing level of each underlying index is greater than or equal to its strike index value, even though the closing levels of each underlying index are progressively increasing on each successive determination date. Following the third determination date, you will receive the early redemption payment with respect to the third determination date.

In this example, the early redemption feature limits the term of your investment to approximately 18 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, no further payments will be made on the securities. Further, although each of the underlying indices has appreciated by 25% from its strike index value on the third determination date, you receive only $1,210.00 per security per security upon redemption and do not benefit from this appreciation. The total payment on the securities will be $1,210.00 per security.

March 2020	Page 7

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due March 17, 2025

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Example 3 — the securities are not automatically redeemed prior to maturity

Date	RTY Index Closing Level	SPX Index Closing Level	SX5E Index Closing Level	Payment (per Security)
1st Determination Date	105 (at or above strike index value)	105 (at or above strike index value)	85 (below strike index value)	—
2nd Determination Date	110 (at or above strike index value)	90 (below strike index value)	100 (at or above strike index value)	—
3rd Determination Date	90 (below strike index value)	110 (at or above strike index value)	120 (at or above strike index value)	—
4th through 16th Determination Dates	below strike index value	below strike index value	below strike index value	—
Final Determination Date	150 (above maturity redemption threshold level)	180 (above maturity redemption threshold level)	190 (above maturity redemption threshold level)	$1,700.00

The securities are not automatically redeemed prior to maturity and the final index value of each underlying index is greater than its maturity redemption threshold level. Following the final determination date, you will receive the maturity redemption payment with respect to the final determination date.

This example represents the maximum amount payable on the securities, and illustrates that although the closing level of each underlying index has appreciated significantly, the investor’s return is limited to the maturity redemption payment, without any participation in the appreciation of the underlying indices. The total payment on the securities will be $1,700.00 per security.

Example 4 — the securities are not automatically redeemed prior to maturity

Date	RTY Index Closing Level	SPX Index Closing Level	SX5E Index Closing Level	Payment (per Security)
1st Determination Date	105 (at or above strike index value)	115 (at or above strike index value)	95 (below strike index value)	—
2nd Determination Date	95 (below strike index value)	110 (at or above strike index value)	105 (at or above strike index value)	—
3rd Determination Date	110 (at or above strike index value)	95 (below strike index value)	90 (below strike index value)	—
4th through 16th Determination Dates	below strike index value	below strike index value	below strike index value	—
Final Determination Date	115 (at or above maturity redemption threshold level)	70 (below maturity redemption threshold level, at or above downside threshold level)	120 (at or above maturity redemption threshold level)	$1,000.00

The securities are not automatically redeemed prior to maturity. The final index value of one underlying index is below its maturity redemption threshold level, but the final index value of each underlying index is greater than its downside threshold level. Following the final determination date, you will receive the stated principal amount at maturity.

The total payment on the securities is $1,000 per $1,000 stated principal amount security.

March 2020	Page 8

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due March 17, 2025

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Example 5 — the securities are not automatically redeemed prior to maturity

Date	RTY Index Closing Level	SPX Index Closing Level	SX5E Index Closing Level	Payment (per Security)
1st Determination Date	90 (below strike index value)	95 (below strike index value)	85 (below strike index value)	—
2nd Determination Date	85 (below strike index value)	90 (below strike index value)	80 (below strike index value)	—
3rd Determination Date	60 (below strike index value)	80 (below strike index value)	90 (below strike index value)	—
4th through 16th Determination Dates	below strike index value	below strike index value	below strike index value	—
Final Determination Date	95 (below maturity redemption threshold level, at or above downside threshold level)	80 (below maturity redemption threshold level, at or above downside threshold level)	50 (below downside threshold level)	$500.00

The securities are not automatically redeemed prior to maturity. The final index value of one underlying index is less than its downside threshold level. As the final index value of at least one underlying index is less than its downside threshold level, you would receive a payment at maturity equal to the product of the stated principal amount and the index performance factor of the worst performing underlying index, calculated as follows:

stated principal amount × (final index value of the worst performing underlying index / strike index value of the worst performing underlying index) = $1,000 × (50 / 100) = $500.00

The total payment on the securities is $500.00 per security, representing a substantial loss on your initial investment.

Although the closing level of the worst performing underlying index may have been greater than or equal to its downside threshold level throughout the term of the securities prior to the final determination date, because its final index value is less than its downside threshold level, the investor is fully exposed to the decline in the worst performing underlying index.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term or until early redemption. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

March 2020	Page 9

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due March 17, 2025

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying product supplement and the accompanying underlying supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not pay interest or guarantee the return of any principal, and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and the final index value of any underlying index is less than its downside threshold level, you will be exposed to the decline in the worst performing underlying index, as compared to its strike index value, on a 1-to-1 basis. Under these circumstances, you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index. In this case, your payment at maturity will be less than 60% of the stated principal amount and could be zero.

▪	The appreciation potential of the securities is limited. Your potential gain on the securities will be limited to the fixed early redemption payment specified for each determination date (other than the final determination date) or the maturity redemption payment with respect to the final determination date, as applicable, regardless of the appreciation of any of the underlying indices, which may be significant. You may receive a lower payment if the securities are automatically redeemed or at maturity, as the case may be, than you would have if you had invested directly in any of the underlying indices.

▪	You are exposed to the price risk of each underlying index. Your return on the securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying index. The performance of the underlying indices may not be correlated. Poor performance by any underlying index over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying indices. Accordingly, your investment is subject to the risk of decline in the closing level of each underlying index.

To receive any early redemption payment or the maturity redemption payment, each underlying index must close at or above its strike index value on a determination date (other than the final determination date) or at or above its maturity redemption threshold level on the final determination date.  In addition, if the securities have not been automatically redeemed and any underlying index has declined to below its downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying index, as compared to its strike index value, on a 1-to-1 basis, even if the other underlying indices have appreciated.  Under this scenario, the value of any payment at maturity will be less than 60% of the stated principal amount and could be zero.

Because the securities are linked to the performance of the worst performing underlying index, you are exposed to greater risks of no early redemption payment or maturity redemption payment and sustaining a significant loss on your investment than if the securities were linked to just one underlying index.  The risk that you will not receive any early redemption payment or maturity redemption payment, or that you will suffer a significant loss on your investment is greater if you invest in the securities than if you invest in substantially similar securities that are linked to the performance of just one underlying index.  With three underlying indices, it is more likely that an underlying index will close below its strike index value on a determination date or below its maturity redemption threshold level or downside threshold level on the final determination date than if the securities were linked to only one underlying index.  In addition, you will not benefit from the performance of the underlying indices that are not the worst performing underlying index.  Therefore it is more likely that you will not receive any early redemption payment or maturity redemption payment and that you will suffer a significant loss on your investment

▪	The securities are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.

March 2020	Page 10

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due March 17, 2025

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the securities. If these affiliates do not make payments to us and we fail to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.

▪	Investors will not participate in any appreciation of any underlying index. Investors will not participate in any appreciation of any underlying index from its strike index value, and the return on the securities will be limited to the early redemption payment that is paid with respect to the first determination date (other than the final determination date) on which the closing level of each underlying index is greater than or equal to its strike index value or the maturity redemption payment that is paid with respect to the final determination date if the final index value of each underlying index is greater than or equal to its maturity redemption threshold level. It is possible that the closing level of any of the underlying indices could be below its strike index value on all of the determination dates prior to the final determination date so that you will receive no early redemption payment, or below its maturity redemption threshold level on the final determination date, so that you will not receive the maturity redemption payment. If you do not receive an early redemption payment or the maturity redemption payment, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

▪	Early redemption risk. The term of your investment in the securities may be limited to as short as approximately one year by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to reinvest in a lower interest rate environment and may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent has determined the strike index values, the maturity redemption threshold levels and the downside threshold levels and will determine the final index values and whether the closing level of each underlying index on any determination date (other than the final determination date) is below its strike index value and whether the final index value of any underlying index is below its maturity redemption threshold level and/or its downside threshold level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payment to you at maturity or whether the securities are redeemed early.

In addition, JPMorgan Chase & Co. is currently one of the companies that make up the SPX Index. JPMorgan Chase & Co. will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the value of the SPX Index or the securities.

Moreover, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	The estimated value of the securities is lower than the original issue price (price to public) of the securities. The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities exceeds the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.

March 2020	Page 11

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due March 17, 2025

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

▪	The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates. The estimated value of the securities is determined by reference to internal pricing models of our affiliates. This estimated value of the securities is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “Additional Information about the Securities — The estimated value of the securities” in this document.

▪	The estimated value of the securities is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.

▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Securities — Secondary market prices of the securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).

▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and the structuring fee and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing level of each underlying index, including:

o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;

o	customary bid-ask spreads for similarly sized trades;

o	our internal secondary market funding rates for structured debt issuances;

o	the actual and expected volatility in the closing level of each underlying index;

o	the time to maturity of the securities;

o	whether the final index value of any of the underlying indices is expected to be less than its downside threshold level;

March 2020	Page 12

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due March 17, 2025

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

o	the likelihood of an early redemption being triggered;

o	the dividend rates on the equity securities included in each underlying index;

o	the actual and expected positive or negative correlation between the underlying indices, or the actual or expected absence of any such correlation;

o	interest and yield rates in the market generally;

o	the exchange rates and the volatility of the exchange rates between the U.S. dollar and each of the currencies in which the equity securities included in the SX5E Index trade and the correlation among those rates and the levels of the SX5E Index; and

o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

▪	Investing in the securities is not equivalent to investing in any of the underlying indices. Investing in the securities is not equivalent to investing in any underlying index or its component stocks. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute any underlying index.

▪	Adjustments to any of the underlying indices could adversely affect the value of the securities. The underlying index publisher of any underlying index may discontinue or suspend calculation or publication of the underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.

▪	An investment in the securities is subject to risks associated with small capitalization stocks with respect to the RTY Index. The stocks that constitute the RTY Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

▪	The securities are subject to risks associated with securities issued by non-U.S. companies with respect to the SX5E Index. The equity securities included in the SX5E Index have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

▪	The securities are not directly exposed to fluctuations in foreign exchange rates with respect to the SX5E Index. The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the equity securities included in the SX5E Index are based, although any currency fluctuations could affect the performance of the SX5E Index. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in any payment on the securities.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could have adversely affected, and may continue to adversely affect, the closing levels of the underlying indices. Any of these hedging or trading activities on or prior to the pricing date could have affected the strike index values, which are the levels at or above which the underlying indices must close on any determination date (other than the final determination date) in order for you to receive an early redemption payment, and, as a result, the maturity redemption threshold levels, which are the respective levels at or above which the underlying indices must close on the final determination date in order for you to receive the maturity redemption amount and the downside threshold levels, which are the respective levels at or above which the underlying indices must close on the final determination date in order for you to avoid being

March 2020	Page 13

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due March 17, 2025

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

exposed to the negative price performance of the worst performing underlying index. Additionally, these hedging or trading activities during the term of the securities could potentially affect the closing levels of the underlying indices on the determination dates and, accordingly, whether you will be entitled to an early redemption payment on any determination date (other than the final determination date) and the payment to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the securities described in “Additional Information about the securities ― Additional Provisions ― Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

March 2020	Page 14

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due March 17, 2025

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Russell 2000® Index Overview

The Russell 2000® Index consists of the middle 2,000 companies included in the Russell 3000ETM Index and, as a result of the index calculation methodology, consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Equity Index Descriptions — The Russell Indices” in the accompanying underlying supplement.

Information as of market close on March 12, 2020:

Bloomberg Ticker Symbol:	RTY	52 Week High (on 1/16/2020):	1,705.215
Current Closing Level:	1,122.930	52 Week Low (on 3/12/2020):	1,122.930
52 Weeks Ago (on 3/12/2019):	1,549.835

The following table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the Russell 2000® Index for each quarter in the period from January 1, 2015 through March 12, 2020. The graph following the table sets forth the daily closing levels of the Russell 2000® Index during the same period. The closing level of the Russell 2000® Index on March 12, 2020 was 1,122.930. We obtained the closing level information above and in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The historical levels of the Russell 2000® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Russell 2000® Index at any time, including on the determination dates. The payment of dividends on the stocks that constitute the Russell 2000® Index are not reflected in its closing level and, therefore, have no effect on the calculation of the payment at maturity.

Russell 2000® Index	High	Low	Period End
2015
First Quarter	1,266.373	1,154.709	1,252.772
Second Quarter	1,295.799	1,215.417	1,253.947
Third Quarter	1,273.328	1,083.907	1,100.688
Fourth Quarter	1,204.159	1,097.552	1,135.889
2016
First Quarter	1,114.028	953.715	1,114.028
Second Quarter	1,188.954	1,089.646	1,151.923
Third Quarter	1,263.438	1,139.453	1,251.646
Fourth Quarter	1,388.073	1,156.885	1,357.130
2017
First Quarter	1,413.635	1,345.598	1,385.920
Second Quarter	1,425.985	1,345.244	1,415.359
Third Quarter	1,490.861	1,356.905	1,490.861
Fourth Quarter	1,548.926	1,464.095	1,535.511
2018
First Quarter	1,610.706	1,463.793	1,529.427
Second Quarter	1,706.985	1,492.531	1,643.069
Third Quarter	1,740.753	1,653.132	1,696.571
Fourth Quarter	1,672.992	1,266.925	1,348.559
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.010	1,472.598	1,668.469
2020
First Quarter (through March 12, 2020)	1,705.215	1,122.930	1,122.930

March 2020	Page 15

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due March 17, 2025

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Russell 2000® Index Historical Performance – Daily Closing Levels* January 2, 2015 to March 12, 2020

2,000
1,800
1,600
1,400
1,200
1,000
800
600
400
200
0
Index Level
Jan-15
Jul-15
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Source: Bloomberg

*The red dotted line in the graph indicates the maturity redemption threshold level, equal to 80% of the closing level on March 11, 2020, and the black dotted line in the graph indicates the downside threshold level, equal to 60% of the closing level on March 11, 2020.

License Agreement. The “Russell 2000® Index” is a trademark of FTSE Russell and has been licensed for use by JPMorgan Chase Bank, National Association and its affiliates.  For more information, see “Equity Index Descriptions — The Russell Indices — Disclaimers” in the accompanying underlying supplement.

March 2020	Page 16

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due March 17, 2025

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For additional information on the S&P 500® Index, see the information set forth under “Equity Index Descriptions — The S&P U.S. Indices” in the accompanying underlying supplement.

Information as of market close on March 12, 2020:

Bloomberg Ticker Symbol:	SPX	52 Week High (on 2/19/2020):	3,386.15
Current Closing Level:	2,480.64	52 Week Low (on 3/12/2020):	2,480.64
52 Weeks Ago (on 3/12/2019):	2,791.52

The following table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the S&P 500® Index for each quarter in the period from January 1, 2015 through March 12, 2020. The graph following the table sets forth the daily closing levels of the S&P 500® Index during the same period. The closing level of the S&P 500® Index on March 12, 2020 was 2,480.64. We obtained the closing level information above and in the table and graph below from Bloomberg, without independent verification. The historical levels of the S&P 500® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the S&P 500® Index at any time, including on the determination dates. The payment of dividends on the stocks that constitute the S&P 500® Index are not reflected in its closing level and, therefore, have no effect on the calculation of the payment at maturity.

S&P 500® Index	High	Low	Period End
2015
First Quarter	2,117.39	1,992.67	2,067.89
Second Quarter	2,130.82	2,057.64	2,063.11
Third Quarter	2,128.28	1,867.61	1,920.03
Fourth Quarter	2,109.79	1,923.82	2,043.94
2016
First Quarter	2,063.95	1,829.08	2,059.74
Second Quarter	2,119.12	2,000.54	2,098.86
Third Quarter	2,190.15	2,088.55	2,168.27
Fourth Quarter	2,271.72	2,085.18	2,238.83
2017
First Quarter	2,395.96	2,257.83	2,362.72
Second Quarter	2,453.46	2,328.95	2,423.41
Third Quarter	2,519.36	2,409.75	2,519.36
Fourth Quarter	2,690.16	2,529.12	2,673.61
2018
First Quarter	2,872.87	2,581.00	2,640.87
Second Quarter	2,786.85	2,581.88	2,718.37
Third Quarter	2,930.75	2,713.22	2,913.98
Fourth Quarter	2,925.51	2,351.10	2,506.85
2019
First Quarter	2,854.88	2,447.89	2,834.40
Second Quarter	2,954.18	2,744.45	2,941.76
Third Quarter	3,025.86	2,840.60	2,976.74
Fourth Quarter	3,240.02	2,887.61	3,230.78
2020
First Quarter (through March 12, 2020)	3,386.15	2,480.64	2,480.64

March 2020	Page 17

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due March 17, 2025

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

S&P 500® Index Historical Performance – Daily Closing Levels* January 2, 2015 to March 12, 2020

4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
Index Level
Jan-15
Jul-15
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20

Source: Bloomberg

*The red dotted line in the graph indicates the maturity redemption threshold level, equal to 80% of the closing level on March 11, 2020, and the black dotted line in the graph indicates the downside threshold level, equal to 60% of the closing level on March 11, 2020.

License Agreement. “Standard & Poor’s®,” “S&P®,” “S&P 500®” and “Standard & Poor’s 500” are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by JPMorgan Chase & Co. and its affiliates. See “Equity Index Descriptions — The S&P U.S. Indices — License Agreement” in the accompanying underlying supplement.

March 2020	Page 18

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due March 17, 2025

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

EURO STOXX 50® Index Overview

The EURO STOXX 50® Index consists of 50 component stocks of market sector leaders from within the Eurozone. For additional information about the EURO STOXX 50® Index, see the information set forth under “Equity Index Descriptions ― The EURO STOXX 50® Index” in the accompanying underlying supplement.

Information as of market close on March 12, 2020:

Bloomberg Ticker Symbol:	SX5E	52 Week High (on 2/19/2020):	3,865.18
Current Closing Level:	2,545.23	52 Week Low (on 3/12/2020):	2,545.23
52 Weeks Ago (on 3/12/2019):	3,303.95

The following table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the EURO STOXX 50® Index for each quarter in the period from January 1, 2015 through March 12, 2020. The graph following the table sets forth the daily closing levels of the EURO STOXX 50® Index during the same period. The closing level of the EURO STOXX 50® Index on March 12, 2020 was 2,545.23. We obtained the closing level information above and in the table and graph below from Bloomberg, without independent verification. The historical levels of the EURO STOXX 50® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the EURO STOXX 50® Index at any time, including on the determination dates. The payment of dividends on the stocks that constitute the EURO STOXX 50® Index are not reflected in its closing level and, therefore, have no effect on the calculation of the payment at maturity.

EURO STOXX 50® Index	High	Low	Period End
2015
First Quarter	3,731.35	3,007.91	3,697.38
Second Quarter	3,828.78	3,424.30	3,424.30
Third Quarter	3,686.58	3,019.34	3,100.67
Fourth Quarter	3,506.45	3,069.05	3,267.52
2016
First Quarter	3,178.01	2,680.35	3,004.93
Second Quarter	3,151.69	2,697.44	2,864.74
Third Quarter	3,091.66	2,761.37	3,002.24
Fourth Quarter	3,290.52	2,954.53	3,290.52
2017
First Quarter	3,500.93	3,230.68	3,500.93
Second Quarter	3,658.79	3,409.78	3,441.88
Third Quarter	3,594.85	3,388.22	3,594.85
Fourth Quarter	3,697.40	3,503.96	3,524.31
2018
First Quarter	3,672.29	3,278.72	3,361.50
Second Quarter	3,592.18	3,340.35	3,395.60
Third Quarter	3,527.18	3,293.36	3,399.20
Fourth Quarter	3,414.16	2,937.36	3,001.42
2019
First Quarter	3,409.00	2,954.66	3,351.71
Second Quarter	3,514.62	3,280.43	3,473.69
Third Quarter	3,571.39	3,282.78	3,569.45
Fourth Quarter	3,782.27	3,413.31	3,745.15
2020
First Quarter (through March 12, 2020)	3,865.18	2,545.23	2,545.23

March 2020	Page 19

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due March 17, 2025

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

EURO STOXX 50® Index Historical Performance – Daily Closing Levels* January 2, 2015 to March 12, 2020

4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
Index Level
Jan-15
Jul-15
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Source: Bloomberg

*The red dotted line in the graph indicates the maturity redemption threshold level, equal to 80% of the closing level on March 12, 2020, and the black dotted line in the graph indicates the downside threshold level, equal to 60% of the closing level on March 12, 2020.

License Agreement. The EURO STOXX 50® Index and STOXX® are the intellectual property (including registered trademarks) of STOXX Limited, Zurich, Switzerland and/or its licensors (the “Licensors”), which are used under license. The securities based on the EURO STOXX 50® Index are in no way sponsored, endorsed, sold or promoted by STOXX Limited and its Licensors and neither Stoxx Limited nor any of its Licensors shall have any liability with respect thereto. See “Equity Index Descriptions — The EURO STOXX 50® Index — License Agreement” in the accompanying underlying supplement.

March 2020	Page 20

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due March 17, 2025

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following that final determination date as postponed.
Minimum ticketing size:	$1,000 / 1 security
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the securities:

The estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Risk Factors — The estimated value of the securities is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates” in this document.

The estimated value of the securities is lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — The estimated value of the securities is lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:

For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Risk Factors — The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period.”

March 2020	Page 21

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due March 17, 2025

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-1-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Based on current market conditions, in the opinion of our special tax counsel, your securities should be treated as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of securities at the issue price. However, the IRS or a court may not respect this treatment of the securities, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations (such an index, a “Qualified Index”). Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2023 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Withholding under legislation commonly referred to as “FATCA” may (if the securities are recharacterized as debt instruments) apply to amounts treated as interest paid with respect to the securities, as well as to payments of gross proceeds of a taxable disposition, including an early redemption or redemption at maturity, of a security, although under recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply to payments of gross proceeds (other than any amount treated as interest). You should consult your tax adviser regarding the potential application of FATCA to the securities.

Supplemental use of proceeds and hedging:

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “How the Securities Work” and “Hypothetical Examples” in this document for an illustration of the risk-return profile of the securities and “Russell 2000® Index Overview,” “S&P 500® Index Overview” and “EURO STOXX 50® Index Overview” in this document for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement

March 2020	Page 22

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due March 17, 2025

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each security.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

We expect that delivery of the securities will be made against payment for the securities on or about the original issue date set forth on the front cover of this document, which will be the third business day following the pricing date of the securities (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to two business days before delivery will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Validity of the securities and the guarantee:	In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the securities offered by this pricing supplement have been executed and issued by JPMorgan Financial and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such securities will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated March 8, 2018, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on March 8, 2018.
Where you can find more information:

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these securities are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying product supplement and the accompanying underlying supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. MS-1-I dated April 5, 2018:

http://www.sec.gov/Archives/edgar/data/19617/000095010318004523/dp87526_424b2-ms1i.pdf

• Underlying supplement no. 1-I dated April 5, 2018:

http://www.sec.gov/Archives/edgar/data/19617/000095010318004514/crt_dp87766-424b2.pdf

• Prospectus supplement and prospectus, each dated April 5, 2018:

http://www.sec.gov/Archives/edgar/data/19617/000095010318004508/dp87767_424b2-ps.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us” and “our” refer to JPMorgan Financial.

March 2020	Page 23